Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of American Financial Realty Trust (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of the Company for the year ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	material respects, the financial condition and results of operations of the Company.

/s/ NICHOLAS S. SCHORSCH
Nicholas S. Schorsch
Vice Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)
March 10, 2005

/s/ JAMES T. RATNER
James T. Ratner
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
March 10, 2005